77Q1(e)(1)


Amendment No. 3 to Restated Management
Agreement between American Century Capital
Portfolios, Inc. and American Century Investment
Management, Inc., effective as of July 31, 2017
(filed electronically as Exhibit d4 to Post-Effective
Amendment No. 96 to the Registration Statement of the Registrant on July 28, 2017, File No. 33-64872, and incorporated herein by reference.)